EXHIBIT 99.2

PRINCETON MINING COMPANY
PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 2001
(UNAUDITED)

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
                                                                                                      PRO FORMA
                                     PRINCETON      BRITTANY    ADJUSTMENT DR (CR)   ELIMINATION     CONSOLIDATED
                                     ---------      --------    ------------------   -----------     ------------
Cash                                      102                                                                102
                                    ---------       -------         ----------         --------       ----------
    Current assets                        102            --                 --               --              102
Mineral property                        2,000                                                              2,000
Real estate                                          46,394                                               46,394
Investment in subsidiary                                    (A)         10,000          (10,000)              --
                                    ---------       -------         ----------         --------       ----------
                                        2,102        46,394             10,000          (10,000)          48,496
                                    =========       =======         ==========         ========       ==========
Accounts payable-
  related party                        61,500               (B)         61,500                                --
Note payable                                         36,394                                               36,394
                                    ---------       -------         ----------         --------       ----------
  Total liabilities                    61,500        36,394             61,500               --           36,394

Stockholders' equity (deficit):
  Common stock                        956,914         2,000 (A)     (1,800,000)           2,000        2,756,914
  Common stock discount              (277,635)              (A)      2,528,677                        (2,744,812)
                                                            (B)                                          (61,500)
 Additional paid in capital                           8,000                               8,000               --
 Accumulated deficit                 (738,677)              (A)       (738,677)
                                    ---------       -------         ----------         --------       ----------
                                      (59,398)       10,000            (71,500)          10,000           12,102
                                    ---------       -------         ----------         --------       ----------
                                        2,102        46,394            (10,000)          10,000           48,496
                                    =========       =======         ==========         ========       ==========

(A)
Investment in subsidiary                                                10,000
Common stock discount                                                2,528,677
Common stock                                                                          1,800,000
Accumulated deficit                                                                     738,677

To record issuance of common stock to acquire Brittany Enterprises, Inc. as a reverse acquisition.

(B)
Accounts payable - related party                                        61,500
Common stock discount                                                                    61,500

To record debt cancelled by related party.
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